CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 108 to File No. 033-42484; Amendment No. 109 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated June 30, 2008, included in the 2008 Cambiar Funds' Annual Report to shareholders.

                                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 25, 2008